Exhibit 1.01
KEYSIGHT TECHNOLOGIES, INC.
Conflict Minerals Report
For The Year Ended December 31, 2014

This Conflict Minerals Report (the “Report”) of Keysight Technologies, Inc. (“Keysight” or “we”) for the year ended December 31, 2014 is designed to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

Pursuant to the Rule, Keysight conducted due diligence regarding the source and chain of custody of the necessary conflict minerals1 in our products. Based on our efforts, we have reason to believe that some of the conflict minerals present in our supply chain may have originated in the Democratic Republic of Congo (“DRC”) or adjoining countries (collectively the “Covered Countries”). We are unable with absolute assurance to determine the origin of the conflict minerals in our products at this time and therefore cannot exclude the possibility that some conflict minerals may have originated in the Covered Countries. For this reason, we are required under the Rule to submit this Report as an Exhibit to Keysight’s Form SD.

This report has been prepared by Keysight with the assistance of our third-party vendor, Assent Compliance (“Assent”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

1.    Company Overview

Keysight designs and manufactures electronic measurement solutions for the communications, electronics and defense industries. We provide electronic measurement instruments, systems, related software, software design tools, and related services that are used in the design, development, manufacture, installation, deployment and operation of electronics equipment. Related services include start-up assistance, instrument productivity and application services and instrument calibration and repair. We also offer customization, consulting and optimization services throughout the customer's product lifecycle. Some of the instruments we manufacture utilize some amount of tungsten, tantalum, tin and gold.

2.    Conflict Mineral Policy

Keysight’s objective is to ensure compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), for all our identified supply chain partners. To that end, Keysight’s Supplier Environmental and Social Responsibility Code of Conduct (http://about.keysight.com/en/supplier/SupplierCodeofConduct.pdf) requires suppliers to take reasonable measures to ensure products, parts, components and materials supplied to Keysight are “DRC (Democratic Republic of Congo) conflict free” as that term is used under Section 1502 of the Dodd-Frank Act. In addition, we maintain a Statement on Conflict Minerals (http://about.keysight.com/en/companyinfo/environment/Keysight_Conflict_Minerals_Statement.pdf) publicly available on our website which sets out our position.
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1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country. Tin, Tungsten, Tantalum and Gold will herein be referred to as the 3TGs for discussion purposes.

3. Description of Reasonable Country of Origin Inquiry

In undertaking its reasonable country of origin inquiry (“RCOI”), Keysight conducted a survey of all of its strategic and core suppliers, representing a large portion of Keysight’s supplier spend in 2014. Keysight conducted analysis on our supply chain to remove suppliers based on the following criteria:

•	The company supplies Keysight with packaging only (excluding labels);

•	The company supplies Keysight only with items that do not end up in Keysight’s products (including equipment used to make our products but not a part of the actual products themselves);

•	The company is a test lab providing Keysight with product testing only;

•	The company is a service provider only; and

•	The company has not supplied anything to Keysight in the last two years.

Keysight provided Assent a list composed of strategic and core suppliers for upload to the Assent Compliance Manager tool for tracking purposes. Keysight then conducted the supplier survey portion of the RCOI, using the CMRT. Keysight contacted suppliers electronically and requested that they respond to the questions in the CMRT with respect to their sales to Keysight. Assent followed up with nonresponsive suppliers a minimum of three times to encourage completion and assist with questions regarding the CMRT. Communications were monitored and tracked in Assent's system for future reporting and transparency.

A notable aspect of our RCOI program is automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. In practice, data validation flags inconsistent answers by a supplier in a CMRT. For instance, if in response to Question 5 of the CMRT a supplier reports not having received relevant origin information from all of its conflict mineral suppliers, the supplier must also respond “no” to Question 4, which asks whether 100% of its conflict minerals from the Covered Countries come from recycled sources. Automated data validation screens for this and similar agreement in a CMRT.

All submitted CMRTs are accepted and classified as valid or invalid so that all data is retained. Suppliers are contacted in regards to invalid forms and are encouraged to resubmit a valid form. As of April 1, 2015, there were four invalid supplier submissions. Since this date all invalid submissions have been resolved.

4.    Due Diligence Process

a.	Design of Due Diligence

The due diligence Keysight has undertaken and plans to undertake pursuant to the Rule has been designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold, tin, tantalum and tungsten. Below we summarize our approach to due diligence.

In accordance with OECD Guidelines, we believe it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified conflict free pose a significant risk to our supply chain. We employ the Assent Compliance Manager software to assist in evaluating risk. The software provides us a classification of high, medium or low risk for each of our suppliers based on three criteria: (1) whether the supplier sources conflict minerals from a company verified as an actual smelter or refiner by the Conflict-Free Sourcing Initiative (“CFSI”) (2) the proximity of a supplier’s smelter to the Covered Countries; and (3) whether the supplier’s smelter is certified conflict-free by either the CFSI or the London Bouillon Market Association (“LBMA”) Responsible Gold Programme.

Keysight, with the help of Assent, reviewed all CMRT responses submitted by our strategic and core suppliers. We do not typically have a direct relationship with smelters and refiners of conflict minerals, and we do not perform or direct audits of these entities within our supply chain. Therefore, to examine the smelters and refiners listed by our suppliers in CMRTs, Assent compared these facilities to the list of smelters maintained by the CFSI, the United States Department of Commerce and the LBMA. If a supplier indicated on its CMRT that the facility was certified as conflict-free, Assent confirmed that the name was listed as such by CFSI.

Additionally, Keysight evaluates our suppliers on the strength of their conflict minerals compliance programs, which further assists us to identify risk in the supply chain. While conflict minerals compliance is a new concept and many companies do not have fulsome compliance programs, we believe tracking the strength of our suppliers’ programs meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions in the future. We focus on the following questions in the CMRT in evaluating the current status of suppliers’ compliance programs:

A. Do you have a policy in place that includes DRC conflict-free sourcing?
E. Have you implemented due diligence measures for conflict-free sourcing?
H. Do you verify due diligence information received from your suppliers?
I. Does your verification process include corrective action management?

Keysight deems suppliers to have a strong compliance program if they answer yes to each of these four questions. Anything less represents a weak program in our eyes and an opportunity for improvement by the supplier and Keysight.

We believe that our approach focusing on suppliers’ smelters and conflict minerals compliance programs represent a reasonable effort to determine the mines or locations of origin of the conflict minerals in our products. Our current policy requires us to retain documentation of this inquiry for at least 10 years.

b.	Management Systems

Internal Team
Keysight has established a management system for conflict minerals compliance. Our management system includes an internal team comprised of members of the Legal Department and Product Regulatory Compliance, and Global Procurement. Their efforts are supported by Keysight’s General Counsel, as well as executive-level representatives. The team of regulatory and legal subject matter experts includes (in alphabetical order):

•	Manoj Chaudhari, Procurement Program Manager

•	Brendan Kelleher, Global Compliance Director

•	Jeffrey Li, Vice President and Assistant General Counsel

•	James C. Powell, Product Regulatory Compliance, Americas Program Manager

•	Robert Tait, Global Product Regulatory Compliance Manager

•	Kuan-Gin Voon, Global Procurement and Materials Compliance Director

The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by James C. Powell, who acts as the executive conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts as necessary.

Control Systems
We have put into place necessary controls to promote compliance with the Rule. Controls include, but are not limited to, our Standards of Business Conduct (http://about.keysight.com/en/quality/Keysight_SBC.pdf), Keysight’s employee code of conduct which outlines expected behaviors for all Keysight employees. We also provide multiple mechanisms whereby employees and suppliers can report violations of Keysight’s policies, including an anonymous hotline managed by the Compliance team within the Legal Department.

Further, our Supplier Environmental and Social Responsibility Code of Conduct (http://about.keysight.com/en/supplier/SupplierCodeofConduct.pdf), directs all Keysight suppliers to “take reasonable measures to ensure products, parts, components and materials supplied to Keysight are ‘DRC (Democratic Republic of Congo) conflict free’.” Keysight communicates this requirement in writing to all suppliers, and suppliers must complete an online verification survey to ensure compliance with Keysight’s supply chain requirements. As we enter into new supplier agreements, or renew existing contracts, we add a clause to require suppliers to provide information about the sources (including smelters) of conflict minerals in products they supply to Keysight.

In an effort to come into line with the OECD requirement to strengthen engagement with suppliers, Keysight has, through Assent, offered and provided our suppliers with education on conflict minerals and the related requirements of the Rule. Feedback from this engagement has allowed us to enhance the training by focusing and adapting it to each user’s needs. It has also allowed us to make clear our expectations to suppliers in our supply chain.

Finally, we have adopted a policy to retain relevant documentation relating to our conflict minerals compliance efforts. Documentation will be retained for a period of 10 years.

c.	Independent Third-Party Audits of Supply Chain Due Diligence

We do not have a direct relationship with any conflict mineral smelters or refiners and do not perform or direct audits of these entities within our supply chain. We rely upon industry associations that administer independent third-party smelter and refinery audit programs.

5.    Due Diligence Results

a.	Evaluating Smelters

As of March 27, 2015, we have validated 279 smelters or refiners in our supply chain based on information from CFSI, and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Attached to this CMR we have included the current list of valid smelters disclosed to us by our suppliers.

Based on the smelter lists provided by suppliers via the CMRTs, we are aware of twenty smelters in our supply chain sourcing from the Covered Countries that are certified conflict-free. We also have identified a number of other smelters certified as conflict-free for which the source of raw materials is not disclosed. Many suppliers are still unable to provide information about the smelters or refiners used for materials supplied to us. Furthermore, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of conflict minerals.

We are therefore unable to determine whether the conflict minerals reportedly in use by the suppliers were contained in components or parts supplied to us. We also are unable to conclude which smelters or refiners provided the conflict minerals used by our suppliers in products supplied to Keysight, due to the suppliers’ own lack of knowledge in this regard.

b.	Product Determination

We lack sufficient information from suppliers or other sources regarding all of the smelters and refiners that processed the necessary conflict minerals in our products to conclude (i) whether the conflict minerals originated in the Covered Countries and, if so (ii) whether the conflict minerals were from recycled or scrap sources or were or were not from other conflict-free sources.

6.    Next Steps

Year two of Keysight’s conflict minerals program will continue to focus on vetting smelter data including:

•	Working with suppliers to move to version 4.0 of the CMRT where new smelter identification numbers have been assigned;

•	Requiring the use of smelter identification numbers;

•	Requesting that suppliers connect any identified smelters with the products and parts the suppliers supply to Keysight; and

•	Comparing smelters reported by suppliers on the CMRT to CFSI’s list of smelters.

In addition, we intend to take the following steps to improve our due diligence process and to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries:

•	Include a conflict minerals flow-down clause in new or renewed supplier contracts;

•	Expand the number of suppliers requested to supply information;

•	Engage with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses; and

•
Engage any of our suppliers found to be supplying us with conflict minerals from sources that support conflict in the Covered Countries to establish an alternative source of conflict minerals that does not support such conflict.

Keysight Technologies, Inc. Supplier Smelter List

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Aida Chemical Industries Co. Ltd.* Smelters identified with an asterisk (*) have been certified as conflict free by the Conflict-Free Sourcing Initiative.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Minerção*	BRAZIL	CID000058
Gold	Argor-Heraeus SA*	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation*	JAPAN	CID000082
Gold	Asaka Riken Co Ltd	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	TURKEY	CID000103
Gold	Aurubis AG*	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden AB*	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG*	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA	CID000185
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	Chimet S.p.A.*	ITALY	CID000233
Gold	China National Gold Group Corporation	CHINA	CID000242
Gold	Chugai Mining	JAPAN	CID000264
Gold	Colt Refining	UNITED STATES	CID000288
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359
Gold	Doduco	GERMANY	CID000362
Gold	Dowa*	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.*	JAPAN	CID000425
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	CID000522
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH*	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong*	HONG KONG	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN	CID000807
Gold	Istanbul Gold Refinery*	TURKEY	CID000814
Gold	Japan Mint*	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited*	CHINA	CID000855
Gold	Johnson Matthey Inc*	UNITED STATES	CID000920
Gold	Johnson Matthey Ltd*	CANADA	CID000924

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN	CID000937
Gold	Kazzinc Ltd*	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC*	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd*	JAPAN	CID000981
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID000988
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L' azurde Company For Jewelry*	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	CID001093
Gold	Materion*	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd*	HONG KONG	CID001149
Gold	Metalor Technologies (Singapore) Pte. Ltd.*	SINGAPORE	CID001152
Gold	Metalor Technologies SA*	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation*	UNITED STATES	CID001157
Gold	Met-Mex Peñoles, S.A.*	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation*	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN	CID001193
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.*	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co. LTD*	JAPAN	CID001259
Gold	Ohio Precious Metals, LLC*	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd*	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	PAMP SA*	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA	CID001397
Gold	PX Précinox SA*	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd*	SOUTH AFRICA	CID001512
Gold	Republic Metals Corporation*	UNITED STATES	CID002510
Gold	Royal Canadian Mint*	CANADA	CID001534
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Schone Edelmetaal*	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería SA*	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd*	CHINA	CID001736
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.*	TAIWAN	CID001761

Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN	CID001875
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co. Ltd*	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd*	JAPAN	CID001938
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda*	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand*	THAILAND	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.*	UNITED STATES	CID001993
Gold	Valcambi SA*	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA	CID002030
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100
Gold	Yokohama Metal Co Ltd	JAPAN	CID002129
Gold	Yunnan Copper Industry Co Ltd	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA	CID002224
Gold	Zijin Mining Group Co. Ltd*	CHINA	CID002243
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA	CID000291
Tantalum	Duoluoshan*	CHINA	CID000410
Tantalum	Exotech Inc.*	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.*	CHINA	CID000460
Tantalum	Global Advanced Metals Aizu*	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch*	CHINA	CID002501
Tantalum	H.C. Starck Co., Ltd.*	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar*	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg*	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY	CID002547
Tantalum	H.C. Starck Inc.*	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.*	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA	CID002492
Tantalum	Hi-Temp*	UNITED STATES	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA	CID000917
Tantalum	KEMET Blue Metals*	MEXICO	CID002539
Tantalum	KEMET Blue Powder*	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd*	CHINA	CID000973
Tantalum	LSM Brasil S.A.*	BRAZIL	CID001076
Tantalum	Metallurgical Products India (Pvt.) Ltd.*	INDIA	CID001163
Tantalum	Mineração Taboca S.A.*	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting*	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.*	ESTONIA	CID001200

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA	CID001277
Tantalum	Plansee SE Liezen*	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte*	AUSTRIA	CID002556
Tantalum	QuantumClean*	UNITED STATES	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd*	CHINA	CID001522
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals*	JAPAN	CID001869
Tantalum	Telex*	UNITED STATES	CID001891
Tantalum	Ulba*	KAZAKHSTAN	CID001969
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd*	CHINA	CID002307
Tantalum	Zhuzhou Cement Carbide*	CHINA	CID002232
Tin	Alpha*	UNITED STATES	CID000292
Tin	China Rare Metal Materials Company*	CHINA	CID000244
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278
Tin	Cooper Santa	BRAZIL	CID000295
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV JusTindo	INDONESIA	CID000307
Tin	CV Makmur Jaya	INDONESIA	CID000308
Tin	CV Nurjanah	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting*	INDONESIA	CID000315
Tin	Dowa*	JAPAN	CID000402
Tin	EM Vinto*	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*	CHINA	CID000538
Tin	Gejiu Zi-Li	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760
Tin	Jiangxi Nanshan	CHINA	CID000864
Tin	Linwu Xianggui Smelter Co	CHINA	CID001063
Tin	Magnu's Minerais Metais e Ligas LTDA*	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S/A*	BRAZIL	CID002500
Tin	Metallo Chimique*	BELGIUM	CID001143
Tin	Mineração Taboca S.A.*	BRAZIL	CID001173
Tin	Minsur*	PERU	CID001182
Tin	Mitsubishi Materials Corporation*	JAPAN	CID001191
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	OMSA*	BOLIVIA	CID001337
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa*	INDONESIA	CID001402

Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Putra Karya*	INDONESIA	CID001412
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry*	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera*	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah*	INDONESIA	CID001428
Tin	PT DS Jaya Abadi*	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri*	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT HANJAYA PERKASA METALS	INDONESIA	CID002287
Tin	PT HP Metals Indonesia	INDONESIA	CID001445
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Koba Tin	INDONESIA	CID001449
Tin	PT Mitra Stania Prima*	INDONESIA	CID001453
Tin	PT Panca Mega Persada*	INDONESIA	CID001457
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Prima Timah Utama*	INDONESIA	CID001458
Tin	PT REFINED BANGKA TIN*	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa*	INDONESIA	CID001463
Tin	PT Seirama Tin investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa*	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Supra Sukses Trinusa	INDONESIA	CID001476
Tin	PT Tambang Timah*	INDONESIA	CID001477
Tin	PT Timah (Persero), Tbk*	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa*	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais, Ltda.	BRAZIL	CID001758
Tin	Thaisarco*	THAILAND	CID001898
Tin		VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company, Ltd.*	CHINA	CID002180
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck GmbH	GERMANY	CID002541

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.*	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA	CID002319
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd*	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA	CID002044
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tin	Amalgamet Inc.	Peru	None
Tin	CSC Pure Technologies	Russia	None
Tin	CV Duta Putra Bangka	Indonesia	None
Tin	Dongguan Qiandao Tin Co., Ltd	China	None
Tin	EFD INC.	United States	None
Tin	Electroloy Metal Pte	Singapore	None
Tin	Hyundai-Steel	Korea, Republic of	None
Tin	Jean Goldschmidt International SA	Belgium	None
Tin	Koki Products Co. Ltd.	Thailand	None
Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	Czech Republic	None
Tin	Poongsan Corporation	Korea, Republic of	None
Tin	POSCO	Korea, Republic of	None
Tin	Pure Technology	Russia	None
Tin	Rahman Hydraulic Tin Sdn Bhd	Malaysia	None
Tin	SGS	Bolivia	None
Tin	Technic Inc.	United States	None
Tungsten	Air Products	United States	None
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China	None
Tungsten	North American Tungsten	Canada	None
Tungsten	Sumitomo Metal Mining Co. Ltd.	Japan	None
Tungsten	TaeguTec Ltd.	Korea, Republic of	None
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Japan	None
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd	China	None